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Exhibit 9



                              April 29, 1998



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

Gentlemen:

     I hereby consent to the continued use of my opinion dated
May 18, 1987 as an Exhibit to the Form S-6 Registration Statement for United Investors Life Variable Account (No. 33-11465) and my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                              Very truly yours,

                              /s/ James L. Sedgwick
                              ------------------------
                              James L. Sedgwick, Esq.
                              President


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